Exhibit 23.1

Consent of Independent Auditor

We consent to the use in this Form 8-K filed on March 1, 2022 of BancPlus Corporation and to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-237427 and 333-239035) of our report dated May 10, 2021, except for Note 18, as to which the date is December 3, 2021, relating to our audits of the consolidated financial statements of First Trust Corporation and its subsidiary as of and for the years ended December 31, 2020 and 2019.

Metairie, Louisiana

March 1, 2022